UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 21, 2019

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi’an, China 710075

(Address of principal executive offices, including zip code)

(86-29) 8187-8277

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 21, 2019, Future FinTech Group Inc. (the “Company”) received a notification letter from the NASDAQ Listing Qualifications (“NASDAQ”) stating the Company was not in compliance with NASDAQ Listing Rule 5250(c)(1), due to its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and its remaining delinquent in the filing of its Annual Report on Form 10-K for the year ended December 31, 2018 (the “Initial Delinquent Filing”).

The NASDAQ notification letter provides the Company until June 17, 2019, to submit a plan to NASDAQ to regain compliance with the NASDAQ’s continued listing requirements. If the plan is accepted, NASDAQ can grant an exception of up to 180 calendar days from the due date of the Initial Delinquent Filing, or until October 14, 2019, for the Company to regain compliance. If NASDAQ does not accept the Company’s compliance plan, the Company will have the opportunity to appeal that decision to a Hearing Panel under Listing Rule 5815(a). The NASDAQ notification letter has no immediate effect on the listing of the Company’s common stock on the NASDAQ Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: May 28, 2019	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

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